UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2013

NovaCopper Inc.
(Exact name of registrant as specified in its charter)

British Columbia	001-35447	98-1006991
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 1950, 777 Dunsmuir Street
Vancouver, British Columbia
Canada, V7Y 1K4
(Address of principal executive offices, including zip code)

(604) 638-8088
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e -4(c))

Item 7.01	Regulation FD Disclosure

On April 30, 2013, NovaCopper Inc. (“NovaCopper”) issued a press release entitled “NovaCopper Signs Memorandum of Understanding with the Alaska Industrial Development Export Authority to Permit and Develop an Industrial Access Road to the Ambler Mining District”. The press release is attached hereto as Exhibit 99.1. The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

NovaCopper announced that it has signed a non-binding memorandum of understanding with the Alaska Industrial Development Export Authority to investigate the viability of permitting and constructing an industrial access road to the Ambler mining district.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description
99.1

Press release of NovaCopper Inc. dated April 30, 2013 entitled “NovaCopper Signs Memorandum of Understanding with the Alaska Industrial Development Export Authority to Permit and Develop an Industrial Access Road to the Ambler Mining District”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVACOPPER INC.

Dated: April 30, 2013	By:	/s/ Elaine Sanders
Elaine M. Sanders, Chief Financial Officer